UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2024

HOOKER FURNISHINGS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-2133
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HOFT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2024, the Compensation Committee (the “Committee”) of the Board of Directors of Hooker Furnishings Corporation (the “Company”) approved annual base salaries, annual cash incentives and long-term incentives for the Company’s executive officers.

Annual Base Salary

The base salary for each executive officer for 2024 will be:

Base Salary
Jeremy R. Hoff, CEO and Director	$680,000
Paul A. Huckfeldt, CFO and Senior VP – Finance and Accounting	415,000
Anne J. Smith, CAO and President – Domestic Upholstery	375,000
Tod R. Phelps, CIO and Senior VP – Operations	330,000

Annual Cash Incentives

The annual cash incentive for each executive officer for the Company’s 2025 fiscal year, which ends February 2, 2025, will be paid if the Company attains certain revenue (30% weight) and operating income (70% weight) targets for fiscal 2025, as approved by the Board of Directors. No cash bonus is payable if the Company fails to reach the threshold performance goal range and the cash bonus is capped at 2x target payment if the Company reaches or exceeds the maximum performance goal range. There will be full interpolation for performance between the three discrete performance levels.

The annual cash incentive potential for each of the executive officers is as follows:

	If the Company Attains:
	Threshold	Target	Maximum
Jeremy R. Hoff	$204,000	$680,000	$1,360,000
Paul A. Huckfeldt	74,700	249,000	498,000
Anne J. Smith	67,500	225,000	450,000
Tod R. Phelps	59,400	198,000	396,000

Time-Based Restricted Stock Units (RSUs). Each time-based RSU grant vests ratably by entitling the executive officer to receive one third of the grant if he or she remains continuously employed with the Company through the end of each service period that ends April 9, 2025, April 9, 2026 and April 9, 2027, respectively. At the discretion of the Committee, the RSUs may be paid in shares of the Company’s common stock, cash (based on the fair market value of a share of the Company’s common stock on the date payment is made), or both. In addition to the service-based vesting requirement, 100% of an executive officer’s RSUs will vest upon a change of control of the Company and a prorated number of the RSUs will vest upon the death, disability or retirement of the executive officer. Dividends declared on unvested RSUs awards accumulate in cash and are paid out only upon vesting of the underlying shares.

The number of RSUs awarded to each executive officer is set forth in the table below.

Executive Officer	Number of RSUs
Jeremy R. Hoff	24,208
Paul A. Huckfeldt	5,719
Anne J. Smith	5,168
Tod R. Phelps	4,548

Performance-based Restricted Stock Units (“PSUs”) Each performance-based RSU entitles the executive officer to receive one share of the Company’s common stock based on the achievement of specified performance conditions (described below) if the executive officer remains continuously employed by the Company through the end of the three-year performance period. The PSUs shall vest subject to the Company’s attainment of pre-established performance goals of: (1) the Company’s absolute EPS compound annual growth rate (“EPS CAGR”) and (2) relative Total Shareholder Return as measured against the Company’s compensation peer group, both over a three-year performance period that began January 29, 2024 and ends January 31, 2027, as approved by the Committee. “Total Shareholder Return” shall be measured by the average price for the twenty trading days prior to the start of the performance period versus the average price for the last twenty trading days of the performance period. The payout or settlement of the PSUs shall be made in shares of the Company’s common stock (based on the fair market value of the shares of the Company’s common stock on the date of settlement or payment). Dividends declared on unvested RSU awards accumulate in cash and are paid out only upon vesting of the underlying shares. The PSU awards are also contingent on the Company receiving shareholder approval of the restatement and amendment of the Company’s Stock Incentive Plan at its 2024 Annual Meeting.

The settlement or payment for each executive officer under his or her PSU will be the sum of the following share amounts:

a.

An amount set forth in the table below based on the compound annual growth of the Company’s fully diluted earnings per share from continuing operations (“EPS”) over the performance period. The Company’s EPS CAGR must be at least 5% over the performance period for a payment to be made. There will be full interpolation for performance between the three discrete performance levels.

Executive Officer	Threshold (5%)	Target (10%)	Maximum (25%)
Jeremy R. Hoff	3,631	12,104	24,208
Paul A. Huckfeldt	858	2,860	5,719
Anne J. Smith	775	2,584	5,168
Todd R. Phelps	682	2,274	4,548

b.

An amount set forth in the table below based on the Company’s growth of Total Shareholder Return over the performance period relative to a group of specified peer companies. Payout capped at target if the Company’s Total Shareholder Return for the performance period is negative. There will be full interpolation for performance between the three discrete performance levels.

Executive Officer	Threshold (25%)	Target (50%)	Maximum (75%)
Jeremy R. Hoff	3,631	12,104	24,208
Paul A. Huckfeldt	858	2,860	5,719
Anne J. Smith	775	2,584	5,168
Todd R. Phelps	682	2,274	4,548

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNISHINGS CORPORATION

By:    /s/ Paul A. Huckfeldt

Paul A. Huckfeldt

Chief Financial Officer and

Senior Vice-President – Finance and Accounting

Date: April 15, 2024